UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019
Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 998-6475

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 23, 2019, Seelos Therapeutics, Inc. (the "Company") entered into a securities purchase agreement (the "Securities Purchase Agreement") with certain accredited investors identified on the signature pages thereto (the "Purchasers") pursuant to which the Company agreed to issue and sell an aggregate of 4,475,000 shares (the "Shares") of its common stock, par value $0.001 per share (the "Common Stock"), in a registered direct offering (the "Registered Direct Offering"). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-221285) filed with the Securities and Exchange Commission (the "Commission") on November 2, 2017, as amended by Amendment No. 1 thereto filed with the Commission on December 1, 2017 and declared effective on December 7, 2017 (as amended, the "Registration Statement").

In a concurrent private placement, the Company also agreed, pursuant to the Securities Purchase Agreement, to issue and sell to each of the Purchasers a warrant to purchase half of a share of Common Stock (the "Warrants") for each share of Common Stock purchased by a Purchaser in the Registered Direct Offering (the "Private Placement" and, together with the Registered Direct Offering, the "Offerings"). The exercise price of the Warrants is $1.78 per share, subject to adjustment as provided therein, and will be exercisable beginning on February 27, 2020 through August 28, 2023. Each holder of a Warrant will not have the right to exercise any portion of its Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the "Beneficial Ownership Limitation"); provided, however, that upon 61 days' prior notice to the Company, the holder may increase the Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. After February 27, 2020, if a registration statement covering the issuance or resale of the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") is not available for the issuance or resale, as applicable, the holders may exercise the Warrants by means of a "cashless exercise."

The Warrants are not and will not be listed for trading on any national securities exchange.  The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement.

The combined purchase price for one Share and one Warrant to purchase half of a share of Common Stock in the Offerings was $1.50. The closing of the Offerings occurred on August 27, 2019. The Company expects the aggregate net proceeds from the Offerings, after deducting the placement agent's fees and other estimated offering expenses, to be approximately $5.9 million.  The Company intends to use the aggregate net proceeds for general corporate purposes and to advance the development of its product candidates.

The Company also agreed, pursuant to the Securities Purchase Agreement, to file a registration statement on Form S-1 by November 21, 2019 to provide for the resale of the Warrant Shares, and will be obligated to use commercially reasonable efforts to keep such registration statement effective from the date the Warrants initially become exercisable until the earlier of (i) the date on which the Warrant Shares may be sold without registration pursuant to Rule 144 under the Securities Act during any 90 day period, and (ii) the date on which no purchaser owns any Warrants or Warrant Shares.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Securities Purchase Agreement, the Company has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 90 days following the closing of the Offerings.

Roth Capital Partners, LLC (the "Placement Agent") acted as the placement agent for the Offering. On August 23, 2019, the Company entered into a Placement Agency Agreement with the Placement Agent (the "Placement Agency Agreement"), pursuant to which the Placement Agent agreed to serve as the placement agent for the issuance and sale of the Shares and the Warrants, and the Company agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds received by the Company in the Offerings. The Placement Agency Agreement includes indemnity and other customary provisions for transactions of this nature. Subject to certain conditions, the Company also agreed to reimburse all expenses of the Placement Agent actually incurred in connection with the Offerings, which expenses shall be limited to, in the aggregate, $80,000.

In addition, each institutional investor in the Offering has entered into a Leak-Out Agreement with the Company (each, a "Leak-Out Agreement" and collectively, the "Leak-Out Agreements") wherein each investor who is party to a Leak-Out Agreement (together with certain of its affiliates) has agreed to not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day from the public announcement of the Offering and ending at 4:00 pm (New York City time) on September 20, 2019, shares of Common Stock, or shares of Common Stock underlying any Common Stock equivalents held by such investor on the date of the Leak-Out Agreements, including the Warrant Shares, in an amount more than its pro rata portion of 35% of the trading volume of the Common Stock, subject to certain exceptions. This restriction will not apply to any actual "long" (as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended) sales by such investor (together with certain of its affiliates) at or above $3.00 or to any actual "long" sales of shares of Common Stock purchased in open market transactions by such investor (together with certain of its affiliates) during the restricted period. Further, this restriction will not apply to sales or transfers of any such shares of Common Stock in transactions which do not need to be reported on the Nasdaq consolidated tape so long as the purchaser or transferee executes and delivers a Leak-Out Agreement. After such sale or transfer, future sales of the securities covered by the Leak-Out Agreement by the original owner (together with certain of its affiliates) and the purchaser or transferee will be aggregated to determine compliance with the terms of the Leak-Out Agreements.

The foregoing summaries of the Securities Purchase Agreement, the Warrants, the Placement Agency Agreement and the Leak-Out Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Form of Warrant, the Form of Securities Purchase Agreement, the Placement Agency Agreement and the Form of Leak-Out Agreement that are filed herewith as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively.

The representations, warranties and covenants contained in the Securities Purchase Agreement, the Warrants, the Placement Agency Agreement and the Leak-Out Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, the Warrants, the Placement Agency Agreement and the Leak-Out Agreement, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement, the Warrants, the Placement Agency Agreement and the Leak-Out Agreements are incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement, the Warrants, the Placement Agency Agreement and the Leak-Out Agreements, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Brownstein Hyatt Farber Schreck, LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of proceeds expected from the Offerings. The risks and uncertainties involved include the Company's financial position, market conditions and other risks detailed from time to time in the Company's periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company's current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 3.02.    Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants and the Warrant Shares is incorporated herein by reference.

On August 23, 2019, the Company entered into the Securities Purchase Agreement, whereby the Company agreed to issue and sell to the Purchasers the Warrants to purchase up to 2,237,500 shares of Common Stock with an exercise price of $1.78 per share. The closing of the Offerings, including the issuance and sale of the Warrants to the Purchasers, occurred on August 27, 2019.

The Warrants and the Warrant Shares were offered to the Purchasers pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. Each of the Purchasers represented that it was an "accredited investor," as defined in Regulation D, and was acquiring the Warrants and the Warrant Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Warrants and the Warrant Shares have not been registered under the Securities Act and the Warrants and the Warrant Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits
Number	Description

4.1	Form of Warrant.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1	Form of Securities Purchase Agreement, dated August 23, 2019.

10.2	Placement Agency Agreement, dated August 23, 2019.

10.3	Form of Leak-Out Agreement.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: August 27, 2019	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer